AMENDMENT TO OFFICE SERVICES AGREEMENT

between

WACKER DRIVE EXECUTIVE SUITES, LLC

and

20/20 Technologies, Inc.

This Amendment is entered into this 1st of March, 2007, by and Wacker Drive Executive Suites (“WES”) and 20/20 Technologies, Inc., for the purpose of renewing and adding to the terms and conditions of the Office Services Agreement between them dated March 1, 2006. The parties agree as follows:

The Suite #319 a,b & c will be renewed for 6 months beginning March 1, 2007 and ending September 30, 2007.

The current contract charges will be increased to $3440 per month for that period.

Suite # 322 will be added to the existing Agreement. The contract charges will be $750/month plus any communications package charges in accordance with the prices on Paragraph 6 of the original Agreement.

Renewal

Provided CLIENT is not in default of this Lease, and upon the termination date set forth herein, this Office Services Agreement shall be renewed for the same period of time at the renewal rate of 5% over the base contract charges of $3440 & $750 upon the same terms and conditions specified herein, unless either party notifies the other in writing by certified or registered mail sixty (60) days prior to the expiration date that the Agreement will not be renewed.

WACKER DRIVE EXECUTIVE SUITES, LLC	20/20 Technologies, Inc.

_______________________________	_______________________________
By:	By:

Manager	Title: